SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 29, 2002

3COM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-12867	94-2605794
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 Bayfront Plaza

Santa Clara, CA

95052

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (408) 326-5000

(Former name or former address, if changed since last report)

Item 5.  Other Events

3Com Corporation (“3Com”) adopted Statement of Financial Accounting Standards (“SFAS”) 142 effective June 1, 2002.  In accordance with SFAS 142, 3Com conducted a transitional goodwill impairment evaluation of the $66.5 million of goodwill recorded as of May 31, 2002.  3Com completed the first phase of the SFAS 142 analysis in the first quarter of fiscal 2003, which indicated that an impairment may exist for 3Com’s Enterprise Networking and CommWorks segments.  In the second quarter of fiscal 2003, 3Com completed the evaluation and recorded a charge totaling $65.6 million relating to the write off of goodwill in the amount of $45.4 million with regard to the Enterprise Networking segment and in the amount of $20.2 million with regard to the CommWorks segment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3COM CORPORATION

Date: December 2, 2002	By:	/s/ MARK D. MICHAEL
Mark D. Michael
Vice President, General Counsel and Secretary